POWER OF ATTORNEY FOR SECTION 16(a) FILINGS

The undersigned hereby appoints Andrew Puhala and Geneta Rhein, and either of them signing singly, my true and lawful attorney-in-fact and agent of mine and on my behalf and in my name, place and stead, and in any and all capacities, with full and several power of substitution:

1.	To execute and file for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of Stabilis Energy, Inc. (the "Company"), Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

2.	To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority, including completing and executing a
Uniform Application for Access Codes to File on Edgar on Form ID.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the Securities and Exchange Commission as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of August, 2019.


_____Mushahid Khan______________
Signature


______Mushahid Khan_____________
Printed Name